UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2024

T2 BIOSYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36571	20-4827488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

101 Hartwell Avenue, Lexington, Massachusetts 02421

(Address of principal executive offices, including Zip Code)

(781) 761-4646

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	TTOO	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

T2 Biosystems, Inc. (the “Company”) is considering amending and restating their (i) Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock to remove the beneficial ownership blocker that currently prohibits the conversion into common stock if it would result in the holder having beneficial ownership of more than 49.99% of the Company’s common stock outstanding and (ii) Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock to remove the beneficial ownership blocker that currently prohibits the conversion into common stock that would result in the holder having beneficial ownership of more than 19.99% of the Company’s common stock outstanding (collectively, the “Amendment”).

As a result of the Amendment, entities associated with CRG Partners III L.P., CRG Partners III - Parallel Fund “A” L.P., CRG Partners III (Cayman) Unlev AIV I L.P., CRG Partners III (Cayman) Lev AIV I L.P. and CRG Partners III Parallel Fund “B” (Cayman) L.P. (collectively, “CRG”) will be eligible to convert their remaining Shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock into an aggregate of 1,824,800 shares of common stock (the “Conversion”), which would result in CRG owning an aggregate of 10,677,973 shares, or approximately 69% of an expected 15,366,085 shares outstanding as of May 7, 2024.

Following the Conversion the Company expects to have 15,366,085 shares of common stock outstanding as of May 7, 2024. As reported previously, if the Company fails to regain compliance with Nasdaq Listing Rule 5550(b)(2)’s requirement to have a $35.0 million market value of listed securities for 10 business days before May 20, 2024, Nasdaq may delist the Company’s common stock.

Based on 15,366,085 shares of common stock expected to be outstanding following the Conversion, the closing price of the Company’s common stock on Nasdaq will need to be at least $2.28 to maintain a $35.0 million market value of listed securities for a minimum of ten consecutive business days prior to May 20, 2024.

Forward-Looking Statements

This current report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this current report that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the proposed Amendment and Conversion, as well as statements that include the words “expect,” “may,” “should,” “anticipate,” and similar statements of a future or forward-looking nature. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, (i) any inability to (a) realize anticipated benefits from commitments, contracts or products; (b) successfully execute strategic priorities; (c) bring products to market; (d) expand product usage or adoption; (e) obtain customer testimonials; (f) accurately predict growth assumptions; (g) realize anticipated revenues; (h) incur expected levels of operating expenses; (i) continue as a going concern; or (i) increase the number of high-risk patients at customer facilities; (ii) failure of early data to predict eventual outcomes; (iii) failure to make or obtain anticipated FDA filings or clearances within expected time frames or at all; or (iv) the factors discussed under Item 1A. “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the U.S. Securities and Exchange Commission, or SEC, on April 1, 2024, and other filings the Company makes with the SEC from time to time, including our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this current report. Any such forward-looking statements represent management’s estimates as of the date of this current report. While the Company may elect to update such forward-looking statements at some point in the future, unless required by law, it disclaims any obligation to do so, even if subsequent events cause its views to change. Thus, no one should assume that the Company’s silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this current report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2024	T2 BIOSYSTEMS, INC.

	By:	/s/ John Sperzel
John Sperzel
Chairman of the Board of Directors, President and Chief Executive Officer